SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOVITO HOLDINGS LTD.
(Exact Name of Small Business Issuer in its Charter)

NEVADA (State of Incorporation)	6199 (Primary Standard Classification Code)	98-0385312 (IRS Employer ID No.)

750 West Pender Street, Suite 804
Vancouver, British Columbia V6C 2T8 Canada

(Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

Movito Holdings Ltd.
750 West Pender Street, Suite 804
Vancouver, British Columbia V6C 2T8 Canada
(604) 682-8468
Fax: (604) 682-4380
(Name, Address including zip code and Telephone Number, including area code, of Agent for Service)

Copies of communications to:
ANSLOW & JACLIN, LLP
4400 ROUTE 9, 2ND FLOOR
FREEHOLD, NEW JERSEY  07728
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public:As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following: |__|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration fee (2)
Common Stock	1,940,776	$0.10	$194,077.60	$17.86

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to Movito shareholders in a Regulation S offering. This price of $.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated February , 2003

PROSPECTUS

MOVITO HOLDINGS LTD.
1,940,776 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The shares were acquired by the selling shareholders directly from us in two private offerings that were exempt from registration under the United States securities laws.

Our common stock is presently not traded on any market or securities exchange. It is our intention to have a market maker apply for trading for our common stock on the Over the Counter Bulletin Board (“OTC BB”) following the effectiveness of this registration statement. The 1,940,776 shares of our common stock can be sold by selling security holders at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. The Securities and Exchange Commission has not made any recommendations that you buy or not buy our shares. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: February , 2003

Until                   , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Summary

Movito Holdings Ltd.

We were incorporated on September 25, 2002 under the laws of the State of Nevada. Our principal offices are located at 750 West Pender Street, Suite 804, Vancouver, British Columbia, Canada, V6C 2T8. Our telephone number is 604-682-8468.

Through our subsidiary, 657333 B.C. Ltd., we are engaged in cash transaction processing and monitoring services to the retail sector in connection with automated teller machines (“ATMs”). We currently have four service and management agreements with retail operators whereby ATMs have been installed in their business locations. We also have a cash transaction processing agreement with Calypso Canada Inc. that allows our retail clients to process their ATM transactions through different electronic fund transfer networks such as Interac, Cirrus and Plus Exchange. We earn revenue by retaining a portion of service fees charged on cash withdrawals from the ATMs.

The Offering

Securities Being Offered	Up to 1,940,776 shares of common stock.

Offering Price	The selling shareholders can sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus. Refer to “Plan of Distribution”.

Securities Issued And to be Issued	6,440,776 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data:	Year Ended December 31, 2002

Cash	$39,983
Total Assets	$43,573
Liabilities	$3,568
Total Stockholders' Equity	$40,005

Statement of Operations	From Inception on Oct 11, 2002 to December 31, 2002

Net Revenue	$1,536
Net Income/Loss	$(10,042)
Net Income (loss) per share	$0.00
Calculation of shares used	5,577,987
In calculation of net loss
Per share

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

WE WILL REQUIRE ADDITIONAL FINANCING TO ACHIEVE EXPANSION OF OUR BUSINESS OPERATIONS, OUR BUSINESS MAY FAIL.

As of December 31, 2002, we had cash on hand of $39,983. While we have generated revenue from ATM transaction fees, such funds do not cover our ongoing general and administrative expenses. Our business plan calls for ongoing expenses in connection with the execution of additional ATM service agreements. Our current cash on hand is less than necessary to complete this plan.

Presently, we incur approximately $2,390 per month in general and administrative expenses. In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the funds necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including general market conditions, investor acceptance of our business plan and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds presently available to us is through the sale of equity capital.

BECAUSE WE ARE A DEVELOPMENTAL STAGE COMPANY WHICH HAS ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We are a development stage company which was incorporated on September 25, 2002 and to date have been involved primarily in organizational activities and the acquisition of business assets. We have not earned significant revenues as of the date of this prospectus and have incurred total losses of $10,042 from our incorporation on September 25, 2002 to December 31, 2002.

Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. Potential investors should be aware of the difficulties normally encountered by companies and the high rate of failure of such enterprises.

OUR AUDITORS HAVE RAISED SUBSTANTIAL DOUBT AS TO OUR CONTINUANCE AS A GOING CONCERN WHICH MAY MAKE IT DIFFICULT FOR US TO RAISE ADDITIONAL DEBT OR EQUITY FINANCING

Our business condition, as indicated in the audit report of Labonte & Co., Chartered Accountants, raises substantial doubt as to our continuance as a going concern. To date, we have completed only part of our business plan and we can provide no assurance that we will be able to generate enough revenue from our cash transaction processing business in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business. This report may make it more difficult for us to raise additional debt or equity financing which is needed for us to operate and expand our business.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

We depend on the services of our senior management for the future success of our business. In particular, our success depends on the continued efforts of our president, Jamie Cirotto, and our subsidiary’s director, Nasir Verjee, both of whom have experience in the banking and cash transaction processing sectors. The loss of the services of Mr. Cirotto or Mr. Nasir could have an adverse effect on our business, financial condition and results of operations. In addition, our success in expanding our business operations is largely dependent on our ability to hire highly qualified sales personnel in Vancouver and other cities. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the banking and finance industries. Our failure to retain our current personnel and/or hire additional employees as need, may force us to curtail our business operations.

IF WE ARE NOT ABLE TO EFFECTIVELY RESPOND TO OUR COMPETITION, WE MAY BE UNABLE TO PROVIDE QUALITY SERVICES TO OUR CLIENTS

Competition in the cash transaction processing and automated teller machine business is intensely competitive. We face competition from large Canadian chartered banks and financial institutions with far greater fiscal resources than we have. While these institutions typically install ATMs at their branch locations or large high traffic retail locations such as convenience stores and gas stations, there are a growing number of private businesses involved in the ownership, maintenance and monitoring of ATMs at the smaller retail locations that we are targeting.

Many of these competitors have been in business for much longer than we have and have retained successful sales personnel. Many also have established relationships with retail customers. We will attempt to compete against these groups by offering retailers a larger portion of service fees charged on cash withdrawals. However, we cannot assure you that such a marketing plan will be successful, or that competitors will not copy our business strategy.Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

EXISTING SHAREHOLDERS WILL SUFFER DILUTION IF WE RAISE ADDITIONAL FUNDS THROUGH OUR SALE OF EQUITY.

We may require additional funds to carry out our intended business plan. The most likely means of obtaining such funds will be through our sale of additional shares of common stock to investors. Any sale of additional share capital will result in dilution to existing shareholders that will detrimentally affect the value of their shareholdings.

BECAUSE OUR DIRECTORS AND OFFICERS COLLECTIVELY OWN 69.87% OF OUR OUTSTANDING COMMON STOCK, THEY WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Jamies Cirotto and Mr. Mario Aiello, our officers, as well as Mr. Nasir Verjee, a director of our subsidiary, collectively own approximately 69.87% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these individuals may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to have a market maker apply forlisting of our common stock on the NASD Over The Counter Bulletin Boardupon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

EVEN IF A MARKET FOR OUR COMMON STOCK DEVELOPS, OUR STOCK PRICE MAY BE VOLATILE.

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenues;
(3)	increased competition; and
(4)	conditions and trends in the mining industry.

Further, if our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

AN INVESTOR IN OUR COMMON STOCK IS PURCHASING PENNY STOCK WHICH LIMITS THE ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. “Penny stock” rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.

Currency Exchange Between United States and Canadian Dollars

While our consolidated financial statements are reported in United States dollars, a significant portion of our business operations are conducted in Canadian dollars. In order to provide you with a better understanding of these operations discussed in the section entitle “Description of Business”, we provide the following summary regarding historical exchange rates between these currencies:

Since June 1, 1970, the government of Canada has permitted a floating exchange rate to determine the value of the Canadian dollar as compared to the United States dollar. On January 10, 2003, the exchange rate in effect for Canadian dollars exchanged for United States dollars, expressed in terms of Canadian dollars was 1.5478. This exchange rate is based on the noon buying rates in New York City for cable transfers in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York. For the past six full calendar months, the following exchange rates were in effect for Canadian dollars exchanged for United States dollars, calculated in the same manner as above:

Time Period	Low - High

Month ended July 31, 2002	$1.5145 - $1.5880
Month ended August 31, 2002	$1.5523 - $1.5963
Month ended September 30, 2002	$1.5545 - $1.5863
Month ended October 31, 2002	$1.5607 - $1.5943
Month ended November 30, 2002	$1.5528 - $1.5904
Month ended December 31, 2002	$1.5478 - $1.5800

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The offering price was arbitrarily determined by us based upon the price shares were sold to our shareholders in the most recent Regulation S offering.

Dilution

The common stock to be sold by the selling shareholders in this Registration Statement is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,940,776 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933.

The following table provides as of February 3, 2003, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares

Name of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares Out- standing at Commencement of Offering
Karim Allibhou 8881 Horne St. Burnaby, BC V3N 4J8	500	500	Nil	.008%

Ariane Bell 3894 West Broadway Vancouver, BC V6R 2C3	500	500	Nil	.008%

Darren Bell 3894 West Broadway Vancouver, BC V6R 2C3	500	500	Nil	.008%

Moyez Bhatia Suite 505 1433 Harwood St Vancouver, BC V6G 1X7	500	500	Nil	.008%

Antonio Carnovale 4639 E. Georgia St. Vancouver, BC V5C 2V6	50,000	50,000	Nil	0.78%

Mirella Carnovale 4445 E. Georgia St. Vancouver, BC V5C 2V1	300,000	300,000	Nil	4.66%

Giovanni Carolo 2039 E. 25th Ave. Vancouver, BC V5N 2V5	300,000	300,000	Nil	4.66%

Robert Carolo 95 South Glynde Burnaby, BC V5B 3J3	300,000	300,000	Nil	4.66%

Frank Ciccone 6306 Dawson St Burnaby, BC V5B 2W6	500	500	Nil	.008%

Sam Commisso 1920 Kamloops St Vancouver, BC V5M 3A1	20,000	20,000	Nil	0.31%

Name of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares Out- standing at Commencement of Offering

Pepy Cordick 1755 East Road Anmore, BC V3H 3C8	500	500	Nil	.008%

Bao Long Diep Suite B100 750 Pacific Blvd Vancouver, BC V6B 5E7	2,500	2,500	Nil	0.039%

Carlo Di Ruggiero 823 Miller Ave Coquitlam, BC V3J 4K5	20,000	20,000	Nil	0.31%

Olana Drebot 7531 Chutter St Burnaby, BC V5A 2A4	1,000	1,000	Nil	0.016%

Luigi Funaro 4517 Parker St Burnaby, BC V5C 3E1	20,000	20,000	Nil	0.31%

Fabiana Gennari 3464 Dundas St Vancouver, BC V5K 1B8	15,000	15,000	Nil	0.23%

Robert Hoegler Suite 604 7040 Granville Ave Richmond, BC V6Y 3W5	1,000	1,000	Nil	0.016%

Jason Kerr 1759 West 3rd Ave Vancouver, BC V6J 1K7	1,011	1,011	Nil	0.016%

Latsaphone Koonpackdee Suite 1904 888 Hamilton St Vancouver, BC V6B 5W4	2,527	2,527	Nil	0.039%

Name of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares Out- standing at Commencement of Offering

Vanessa Lanci Suite 308 3768 Hastings St Burnaby, BC V5C 2H5	15,000	15,000	Nil	0.23%

Lesia Ozer 7531 Chutter St Burnaby, BC V5A 2A4	150,000	150,000	Nil	2.33%

Dino Pecchia 4484 Frances St Burnaby, BC V5C 2R4	300,000	300,000	Nil	4.66%

Stefania Polopoli 3958 Parker St Burnaby, BC V5C 3B6	20,000	20,000	Nil	0.31%

Joseph Repole 989 Blaine Place Burnaby, BC V5A 2L3	50,000	50,000	Nil	0.78%

Nadia Salvino 7141 Ridgeview Dr Burnaby, BC V5A 4R9	20,000	20,000	Nil	0.31%

George Santo 8374 Manson Ct Burnaby, BC V5A 2C4	25,276	25,276	Nil	0.39%

Karim Shamsi 2920 Deer Ridge Place W Vancouver, BC V7S 3G7	65,000	65,000	Nil	1.01%

Clark Tuazon 4336 Portland St Burnaby, BC V5J 2N4	1,000	1,000	Nil	0.016%

Name of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares Out- standing at Commencement of Offering

Fatima Valli Suite 001 551 Austin Ave Coquitlam, BC V3K 6R7	500	500	Nil	0.008%

Shamez Valli 6650 Deer Lake Drive Burnaby, BC V5E 2L8	500	500	Nil	0.008%

Nadir Verjee 8948 Corona Pl Burnaby, BC V3J 7A5	500	500	Nil	0.008%

Farhad Walji Suite 1904 888 Hamilton St Vancouver, BC V6B 5W4	50,000	50,000	Nil	0.78%

Ghalib Walji 1 - 8051 Ash St Richmond, BC V6X 3X6	1,000	1,000	Nil	0.016%

Hassandin Walji 7842 Woodhurst Dr Burnaby, BC V5A 4E6	5,000	5,000	Nil	0.078%

Isam Hassandin Walji 7842 Woodhurst Dr Burnaby, BC V5A 4E6	150,000	150,000	Nil	2.33%

Naheed Walji 6104 Eagle Dr Whistler, BC V0N 1B6	5,000	5,000	Nil	0.078%

Nigar Walji 7842 Woodhurst Dr Burnaby, BC V5A 4E6	5,000	5,000	Nil	0.078%

Name of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares Out- standing at Commencement of Offering

Tom Warden Suite 13 1135 Laspoure Dr Coquitlam, BC V3B 7K6	520	520	Nil	0.008%

Mario Zuzolo 4631 Frances St Burnaby, BC V5L 2R9	40,442	40,442	Nil	0.63%

The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 6,440,776 shares of common stock outstanding on February 3, 2003.

It is possible that the selling shareholders may not sell all of the securities being offered.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public may be:

1.	The market price prevailing at the time of sale;
2.	A price related to such prevailing market price; or
3.	Such other price as the selling shareholders determine from time to time.

The selling shareholders are required to sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

*	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
*	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of
*	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
*	contains a toll-free telephone number for inquiries on disciplinary actions;
*	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
*	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require
*	by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

*	with bid and offer quotations for the penny stock;
*	the compensation of the broker-dealer and its salesperson in the transaction;
*	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
*	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

There are no legal proceedings pending or threatened against us. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of February 3, 2003 are as follows:

Directors:

Name of Director	Age
Jamie Cirotto	26

Carmelo Mamertino	21

Executive Officers:

Name of Officer	Age	Office
Jamie Cirotto	26	President and Chief Executive Officer

Mario Aiello	53	Secretary, Treasurer, and Chief Financial Officer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

JAMIE CIROTTO has been our President, Chief Executive Officer and a member of our Board of Directors since inception. Since 1997, Mr. Cirotto has worked as an employee of the Royal Bank of Canada as a customer service and executive services representative, as well as assistant manager of customer service representatives. He began his banking career as the person responsible for managing and supervising Royal Bank of Canada’s ATMs.

CARMELO MAMERTINO has been a member of our Board of Directors since inception. Mr. Mamertino has been employed with the Royal Bank of Canada as a customer service and account service representative since July 2000. In these capacities, he has been responsible for performing client bank transactions, opening and servicing foreign accounts and reconciling various bank transactions. From 1998 to July 2000, Mr. Mamertino was employed as a customer service representative and merchandiser with Zellers.

MARIO C. AIELLO has been our Secretary, Treasurer and Chief Financial Officer since inception. Mr. Aiello has 17 years experience as an advisor and consultant in the corporate and financial markets. In a consulting capacity, he has developed financial and administrative programs for clients in the high-tech, manufacturing and natural resources markets. He has been responsible for financing many of these companies and for securing share-listing status for more than 25 of them, both on U.S. and Canadian exchanges. For the past 10 years, he has been President and Director of MCA Equities Ltd., a consulting company providing management and administrative advice and assistance to private and public companies in both Canada and the United States. He has been active in business development in various regions of China for the last three years. He was responsible for evaluating different business opportunities and was instrumental in negotiating a number of joint ventures for Chinese corporate entities. Mr. Aiello is a director and officer of two U.S. reporting companies: Infinex Ventures, Inc. and Link Media Publishing, Ltd.

NASIR VERJEE, the director of our subsidiary, 657333 B.C. Ltd., is a Vancouver based entrepreneur who has managed his own private corporations for the past 30 years. Since 1990, he has been the principal of Monad Interiors, a private consulting business involved in the interior design of houses, hotels and boats. He has also been the president of Net Cash Services Inc. since its inception and has acted as a corporate finance consultant to various Canadian companies and has been involved in real estate investment.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of February 3, 2003, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common Stock	Jamie Cirotto President, Chief Executive Officer and Director 715 Robinson Street Coquitlam, British Columbia	2,000,000	31.05%

Common Stock	Carmelo Mamertino Director 4215 Napier Street Burnaby, British Columbia	NIL	0%

Common Stock	Mario Aiello 3648 Mathers Avenue West Vancouver, British Columbia	500,000	7.76%

Common Stock	All Officers and Directors as a group (four people)	4,500,000 (1)	68.87%

Common Stock	Nasir Verjee Suite 497 1027 Davie Street Vancouver, British Columbia	2,000,000	31.05%

The percent of class is based on 6,440,776 shares of common stock issued and outstanding as of February 3, 2003.

(1)	Includes shares held by Nasir Verjee who is the director of our subsidiary, 657333 B.C. Ltd.

Description Of Securities

General

Our authorized capital stock consists of 70,000,000 shares of common stock at a par value of $0.001 per share and 5,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of February 3, 2003, there were 6,440,776 shares of our common stock issued and outstanding that were held by 41 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, Counselors At Law, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Labonte & Co., Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For
Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

Organization Within Last Five Years

We were incorporated on September 25, 2002 under the laws of the state of Nevada.

On October 22, 2002, we entered into an acquisition agreement whereby we acquired all of the automated teller machine related assets of Net Cash Services Inc., a private British Columbia company wholly-owned by Mr. Nasir Verjee, namely:

1.         four service and management contracts with retail businesses located in the greater Vancouver, British Columbia area whereby we monitor, manage and service ATMs in their locations;

2.         Electronic cash processing contract with Calypso Canada Inc. whereby Calypso agrees to process transactions between ATMs monitored by us for $0.16 per transaction and a $30.00 monthly fee per machine; and

3.         the exclusive right to use the trade name "NetCash" in connection with its cash transaction processing and monitoring business.

On September 25, 2002, our date of incorporation, Jamie Cirotto and Carmelo Mamertino were appointed to our Board of Directors. On the same day Mr. Cirotto was appointed as our President and Chief Executive Officer, while Mario Aiello was appointed as our Secretary, Treasurer and Chief Financial Officer.

On January 15, 2003, subsequent to the our completion of the acquisition of the principal assets of Net Cash Services Ltd., Mr. Nasir Verjee, the owner of Net Cash Services Ltd., was appointed as a director of our subsidiary.

Description Of Business

Acquisition of Net Cash Services Inc. Assets

Pursuant to an agreement dated October 22, 2002, we acquired the following assets from Net Cash Services Inc., a private British Columbia company wholly-owned by Mr. Nasir Verjee:

a)	four service and management agreements with businesses located in the greater Vancouver area whereby we provide cash transaction processing and monitoring services in connection with cash withdrawals made from automated teller machines ("ATMs") in their locations

b)	Electronic cash processing agreement with Calypso Canada Inc. whereby Calypso agrees to process transactions between ATMs monitored by the Company and ATM electronic networks for $0.16 per transaction; and

c)	the exclusive right to use the trade name "NetCash" in connection with its cash transaction processing and monitoring business.

In consideration of these assets, we issued 2,000,000 shares of common stock in our capital at a deemed price of $0.001 per share to Mr. Nasir Verjee, the owner of Net Cash Services Inc.

ATM Service and Management Agreements

We are a development stage company involved in cash transaction processing and monitoring to the retail sector in the Vancouver, British Columbia area through the operation of automated teller machines. To date, through our subsidiary, 657333 B.C. Ltd., we have service and management agreements with four retail operators in the Vancouver area.

Pursuant to these agreements, we are responsible for overseeing the installation of the ATM, maintaining the ATM, obtaining and maintaining all necessary permits for the installation and operation of the ATM, ensuring that the ATM is operated in accordance with all applicable laws, maintaining insurance on the ATM and, in some instances, keeping the ATM supplied with sufficient cash.

The ATMs that we service are non-financial institution stand-alone cash dispensing units that are usually situated in convenient retail locations. They are most often placed in businesses that are not generally served by traditional financial institution owned ATMs. They are intended to give immediate and easy access to cash for individuals in possession of bank debit cards and credit cards. The four ATMs that we currently service are located at two nightclubs, one convenience store and one restaurant.

Typically, each retail location owns the ATM installed in its particular store and is responsible for loading cash into the machine. Through a phone line and power source, the ATMs are electronically connected to all major financial institutions through cash transaction processing agencies and networks. Once the user’s debit or credit card is inserted in the ATM and a request for a specific amount of cash is made by use of a key pad containing numbers and commands, the network verifies the validity of the user’s card and password and ensures that there are sufficient funds available in the user’s bank account necessary to process the withdrawal request. If the verifications are successful, the ATM dispenses cash to the user and the network charges service fees to the account. Consumers may withdraw cash from their personal bank accounts from the ATM in denominations of $20.00, subject to a maximum of $400.00.

Users of independently owned ATMs are often assessed two charges for using its service: the interchange fee and the surcharge fee. The interchange fee is usually $1.00 and is charged by the ATM user’s own financial institution where his or her bank account is held. The financial institution uses these funds to compensate several parties:

o	Calypso Canada Inc. retains $0.16 for electronically processing the transaction between the ATM and the network used to complete the transaction. The major ATM networks are Interac, Cirrus and Plus Exchange;

o	The network company typically charges about $0.25 for its services; and

o	We receive the remaining $0.59 pursuant to our service and management agreement with the retail business where the ATM is located.

The second fee charged to the ATM user is the surcharge fee. This fee reflects the costs relating to the installation, maintenance, rental space and security of the ATM, and also includes a profit margin for the retail location and for us. The total surcharge fee applied to each cash withdrawal transaction differs from machine to machine. Currently, on the ATMs that we service, the surcharge fee varies from $2.00 to $2.50 per cash withdrawal. Such fees are much higher than those charged by financial institution ATMs because the independent ATMs are located in businesses where users are often willing to pay higher fees due to an urgent need for cash and a lack of alternative sources.

The entire surcharge fee is divided between the retail location and us. The portion of the surcharge that we retain is negotiated with the retail customer and depends upon variables such as ownership of the ATM, transaction volume. Of the four service and management agreements that we have executed, three provide that we receive $0.50 of this fee, while the fourth agreement provides that we receive $1.50.

The above figures are all in Canadian dollars. Refer to “Currency Exchange Between United States and Canadian Dollars” above.

We provide retail outlets with a wide range of ATM related services. We customize ATM programs for a variety of customers ranging from independent retailers looking to install a new revenue source in their business locations to large retail chains attempting to furnish customers with convenient access to cash. In order to maximize potential profits, retailers may choose to own and manage the ATM to be installed, or they may choose to have a third party own and load cash into the machine. Currently, our business strategy is to encourage retailers to purchase or lease their own ATMs in order to maximize revenue or, alternatively, to arrange for third parties to own and manage the ATMs. We chose this strategy in order to minimize our funding requirements and labor costs.

Each ATM is programmed to communicate with monitoring software that allows us to detect equipment malfunctions or the absence of cash in the ATM through a personal computer. This allows us to alert the retailer of such problems promptly in order to reduce potential revenue loss.

Future Development

From the date that we commenced operations on October 3, 2002 to December 31, 2002, we realized gross revenues of $1,791 from ATM transaction fees, and incurred related costs of $255, for net revenues of $1,536. During the same period, we incurred general and administrative expenses consisting of bank charges, consulting fees and professional fees of $11,578. As a result, net loss for the period inception to December 31, 2002 was $10,042.

In order to become profitable, we must expand our operations by executing additional ATM service and management agreements with other businesses. Initially, we will rely on our directors and officers to contact additional retailers regarding the possibility of retaining us to install and manage an ATM in their business locations. As our operations expand and we generate significant revenue, we intend to hire sales personnel for the purpose of securing additional ATM service agreements for us.

On January 10, 2003, we hired a full-time sales person to secure additional ATM service and management agreements and to manage and monitor these additional contracted ATMs. This person will receive $500 per month in compensation, as well as a one-time introduction fee for each ATM agreement that the sale person arranges for us. In addition, this person will receive fees of $250 per month for each ATM that he monitors and manages on an ongoing basis as part of this arrangement.

Sector Overview

Traditionally, in Canada, ATMs were almost exclusively located at banks, credit unions and trust companies. Due to consumer demand for convenience and accessibility to cash, ATMs have become increasingly popular in supermarkets, convenience stores, restaurants, nightclubs, gas stations and other high consumer traffic areas.

In 1984, the Interac Association was founded to create a shared ATM network to give banking customers broader access to their money. By pooling resources, Interac Association members were able to create a national electronic payments network.

In 1986, Canada’s chartered banks and other financial institutions created a shared cash dispensing system that enable customers to access cash through a wide network of ATM across the country. The system allowed users with a bank or credit card issued by any other member to access funds from their savings or checking account, or from their credit cards. In 1986, consumers made 6.2 million shared transactions. In 2001, this number had increased to 375.3 million transactions.

Interac members originally ruled that only financial institutions could be members in Canada. However, in November 1996, the Bureau of Competition Policy and the Interac Association reached a negotiated agreement whereby independent ATM owners could join or affiliate with Interac.

Retail merchants have found that their customers will use ATMs located on their premises and tend to spend part or all of the cash withdrawal at that retail location. However, some retailers have been reluctant to purchase an ATM for their business location due to their inexperience in managing an ATM and the costs related to operating an ATM.

Deregulation and the additional of surcharges in 1996 have resulted in an increase in the installation of independent ATMs. Allowing ATM surcharges has encouraged businesses from outside the banking industry to install ATMs in convenient locations where, without surcharges, ATMs would not generate enough consumer traffic to be profitable.

According to the Bank of International Settlements, Canada ranks first in the world in terms of ATM cash transactions per inhabitant. The average Canadian processed an average of 48.3 ATM cash transactions in 2000 and card users processed and average of 17 cash withdrawal trnsaction in 2000. There are more than 47 million banking machine cards and credit cards that can access the ATM cash dispensing network in the country.

Due to these factors, and the location of our current service agreements and management being Vancouver, we intend to focus our business efforts on expanding operations in this city.

Competition

The ATM business, in general, is competitive and there can be no assurance that we will be successful in generating significant revenue from its planned operations. We will compete with ATMs of all financial service companies located in Canada, as well as with a growing number of independently owned ATMs.

Financial Institutions

The Canadian ATM market is dominated by the country’s biggest chartered banks: Bank of Montreal, Royal Bank of Canada, TD Canada Trust, Bank of Nova Scotia and the Canadian Imperial Bank of Commerce. They typically install ATMs at their branch locations, as well as high traffic retail locations such as convenience stores and gas stations.

The ATMs these banks use may cost them over $100,000 depending on the model and manufacturer of the unit. The ATMs that we employ are smaller, more portable and less expensive. They are suitable for small to medium size retail locations that the banks have ignored.

The chief competitive advantage enjoyed by the financial institutions is that they have the financial resources necessary to maintain and expand their ATM operations. In addition, they typically charge lower service fees for ATM use.

Independently Owned ATMs

We also compete with other private ATM owners and managers. Such machines account for one-third of all ATMs in Canada. However, most of our competitors attempt to maximize profits by retaining a greater percentage of the service charges. In order to encourage more retailers to execute service agreements, we intend to focus on the number of agreements rather than the percentage of the service charges retained. Thus, retailers are offered a high percentage of service charges.

Our strategy of encouraging the retailers or third parties to own the ATMs minimizes our business costs and allows us to operate on significantly less revenue than our competitors who also own the ATM machines.

Compliance with Government Regulation

The operation of independently owned ATMs is not regulated in Canada. However, many Canadian consumer groups are calling for the adoption of regulations to oversee private ATM security policies, privacy protection and consumer protection.

New laws and regulations may impact our ability to offer our services and generate revenue in the future. However, we are not aware of any pending laws or regulations that would have an impact on our business.

Employees

We have no employees as of the date of this prospectus other than our directors and officers.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We own a 100% interest in 657333 B.C. Ltd., a private British Columbia company that conducts business under the name "NetCash". 657333 B.C. Ltd. owns the four service and management agreements and the processing agreement described under the section entitled "Description of Business". The subsidiary also owns the exclusive right to use the trade name "NetCash".

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Plan Of Operations

Our plan of operations for the twelve months following the date of this registration statement is to expand our business by attempting to execute additional ATM service and management agreements with retail locations in the greater Vancouver, British Columbia area. Specifically, our objective is to secure at least 18 of these agreements during the next 12 months. However, we have no assurances that we will be able to reach this goal.

We intend to continue with our current business strategy of encouraging the retail customers to own and lease the ATM directly. They would also be responsible for loading the ATM with cash. Alternatively, we may introduce the retail customer to a third party that is willing to purchase and assume responsibility for maintaining the ATM. Such third parties are usually compensated from the retail location’s portion of the ATM surcharge paid by the user.

By not owing the ATMs will limit our funding requirements. Our chief costs are expected to be those we incur with sales personnel costs, general and administrative expenses and the filing of this registration statement.

Initially, our directors and officers will conduct all sales efforts. Mr. Nasir Verjee, director of our subsidiary, 657333 B.C. Ltd, was responsible for securing the four ATM service agreements that we currently have. In building our internal administrative and managerial organization, we will seek to minimize the hiring of full-time employees. With additional revenues, we plan to retain staffing levels sufficient to achieve our goals. This additional staffing may include full-time and part-time sales staff and administrative consultants. Without sufficient revenues, we will continue limiting our employees to our directors and officers.

In connection with our proposed plan of operation, we anticipate that we will incur the following expenses per month (in Canadian funds):

payments to management and sales staff	$1,300
office rent	$ 300
computer, office equipment and supplies	$ 290
telephone	$ 150
general administrative	$ 350
Total per month	$2,390

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. In the event we are not successful in generating significant revenue from our operations, additional funds may be required in order for us to proceed with our business plan to execute additional ATM service and management agreements. In such circumstances, we would likely seek additional financing to support the continued operation of our business. We have no such financing arranged at the present time and no guarantee that we will be able to secure such financing.

We anticipate that depending on market conditions and our plan of operations, we could incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough revenue from our ATM surcharges to cover all of our operating and administrative expenses. Our revenues will depend on how many additional ATM service and management agreements we are able to execute, as well as the frequency with which consumers use the ATMs at the various retail outlets.

Results Of Operations For Period Ending December 31, 2002

We earned revenue of $1,791 from our operations from our inception on October 3, 2002 to December 31, 2002. We incurred direct costs of $255 in connection with our cash transaction processing business, resulting in net revenue of $1,536 from operations for the period.

Our activities have been financed almost exclusively from the proceeds of share subscriptions. We do not anticipate earning significant revenues until such time as we have entered into additional ATM service and monitoring agreements with additional retail businesses. There is no assurance that we will be able to reach any additional agreements.

We incurred expenses in the amount of $11,578 for the period from inception to December 31, 2002. These consisted of $7,630 in consulting fees, $3,791 in legal and accounting fees and $157 in bank charges.

We have not attained profitable operations and are dependent upon obtaining financing to continue and to expand our existing business operations. For these reasons our auditors stated in their report that they have substantial doubt that we will be able to continue as a going concern.

At December 31, 2002, we had assets recorded at $43,573 consisting of cash of $39,983, prepaid expenses of $1,590 and the business assets that we acquired from Net Cash Services Inc. recorded at $2,000. We acquired these assets from Net Cash Services Inc. in consideration of the issuance of 2,000,000 shares of our common stock at a deemed price of $0.001 each.

Our liabilities at December 31, 2002 totaled $3,568 and consisted of accounts payable and accrued liabilities.

Description Of Property

Our executive offices are located at 750 West Pender Street, Suite 804, Vancouver, British Columbia, Canada. As part of a consulting arrangement with our Secretary, Treasurer and Chief Financial Officer, Mario Aiello, he provides these premises to us at no charge.

Certain Relationships And Related Transactions

Other than disclosed below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;
*	Any person proposed as a nominee for election as a director;
*	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*	Any of our promoters;
*	Any relative or spouse of any of the foregoing persons who has the same house as such person.

Mr. Veejee Nasir, one of our subsidiary's director, is the sole owner of Net Cash Services Inc., a private British Columbia company that sold its interest in various cash transaction processing service agreements and the right to use the trade name "Net Cash" to us. In consideration for these assets, we issued 2,000,000 shares of common stock in our capital to him.

Mario Aiello, our Secretary, Treasurer and Chief Financial Officer allows us to use the offices located at 750 West Pender Street, Suite 804, Vancouver, British Columbia, Canada at no charge to us.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we had 41 shareholders.

Rule 144 Shares

A total of 2,500,000 shares of our common stock will be available for resale to the public after October 3, 2003 in accordance with the volume and trading limitations of Rule 144 of the Act. An additional 2,000,000 shares of our common stock will be available for resale to the public after October 22, 2003 in accordance with the same limitations. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 64,407 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 4,500,000 shares that will be eligible to be sold pursuant to Rule 144 as of October 22, 2003.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons. We have opted to cover the registration costs associated with this current filing absent such rights because management believes that such registration shall aid us in obtaining a public market and thereby raising additional financing for our operations.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Delaware Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception on October 3, 2002 to December 31, 2002.

ANNUAL COMPENSATION						LONG TERM COMPENSATION
NAME	TITLE	YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION	RESTRICTED OPTION STOCKS/PAYOUTS AWARDED	SARS ($)	LTIP COMPENSATION	ALL OTHER COMPENSATION
Jamie Cirotto	President CEO and Director	2002	$0	0	0	0	0	0	0

Mario Aiello	Secretary Treasurer and CFO	2002	$6,000	0	0	0	0	0	0

Carmelo Mamertino	Director	2002	$0	0	0	0	0	0	0

Verjee (1) Nasir	Director	2002	$0	0	0	0	0	0	0

(1)      Verjee Nasir is the director of our subsidiary 657333 B.C. Ltd.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Cirotto. We do not pay Mr. Cirotto any amount for acting as a director.

We do not have any employment or consulting agreement with Mr. Mamertino. We do not pay Mr. Cirotto any amount for acting as a director.

We do not have any employment or consulting agreement with Mr. Nasir. We do not pay Mr. Nasir any amount for acting as a director of our subsidiary.

We do not have any written employment agreements with Mr. Aiello. However, we are paying Mr. Aiello $2,000 per month for consulting fees relating to general and administrative services that he provides to us. We do not pay Mr. Aiello any amount for acting as an officer.

Financial Statements

Index to Financial Statements:

MOVITO HOLDINGS LTD.

(a development stage company)

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

AUDITORS’ REPORT

CONSOLIDATED BALANCE SHEET

CONSOLIDATED STATEMENT OF OPERATIONS

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

CONSOLIDATED STATEMENT OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

LABONTE & CO. CHARTERED ACCOUNTANTS	610 – 938 Howe Street Vancouver, BC Canada V6Z 1N9 Telephone (604) 682-2778 Facsimile (604) 689-2778 Email: info@labonteco.com

AUDITORS' REPORT

To the Board of Directors and Stockholders of Movito Holdings Ltd.

We have audited the consolidated balance sheet of Movito Holdings Ltd. (a development stage company) as at December 31, 2002 and the consolidated statements of operations, stockholders’ equity and cash flows for the period from October 3, 2002 (inception) to December 31, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2002 and the results of its operations and its cash flows and the changes in stockholders’ equity for the period from October 3, 2002 (inception) to December 31, 2002 in accordance with generally accepted accounting principles in the United States.

CHARTERED ACCOUNTANTS

January 9, 2003
Vancouver, B.C.

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-UNITED STATES REPORTING DIFFERENCES

In the United States, reporting standards for auditors would require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1. Our report to the Board of Directors and Stockholders dated January 9, 2003 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors’ report when these are adequately disclosed in the financial statements.

CHARTERED ACCOUNTANTS

January 9, 2003
Vancouver, B.C.

                              MOVITO HOLDINGS LTD.
                          (a development stage company)

                           CONSOLIDATED BALANCE SHEET

                                                                                   December 31, 2002
-------------------------------------------------------------------------------------------------------

                                     ASSETS

CURRENT ASSETS
   Cash                                                                                     $  39,983
   Prepaid expenses and other                                                                   1,590
-------------------------------------------------------------------------------------------------------

                                                                                               41,573

INTANGIBLE ASSETS (Note 3)                                                                      2,000
-------------------------------------------------------------------------------------------------------

                                                                                            $  43,573
=======================================================================================================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                                                 $   3,568
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CONTINGENCIES (Note 1)

STOCKHOLDERS' EQUITY
   Capital stock (Note 4)
      Common stock, $0.001 par value, 70,000,000 shares authorized
      Preferred shares, $0.001 par value, 5,000,000 shares authorized
      6,440,776 common shares issued and outstanding                                            6,441
   Additional paid in capital                                                                  43,637
   Deficit accumulated during the development stage                                           (10,042)
   Accumulated other comprehensive loss                                                           (31)
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                                                                                               40,005
-------------------------------------------------------------------------------------------------------

                                                                                            $  43,573
=======================================================================================================

    The accompanying notes are an integral part of these financial statements

                                       F-3

                              MOVITO HOLDINGS LTD.
                          (a development stage company)

                             STATEMENT OF OPERATIONS

                                                   October 3, 2002 (inception) to
                                                          December 31, 2002
------------------------------------------------------------------------------------

REVENUES
   ATM transaction fees                                              $       1,791
-------------------------------------------- ---------------------------------------

DIRECT COSTS                                                                   255
-------------------------------------------- ---------------------------------------

NET REVENUES                                                                 1,536
-------------------------------------------- ---------------------------------------

GENERAL AND ADMINISTRATIVE EXPENSES
   Bank charges and interest                                                   157
   Consulting                                                                7,630
   Professional fees                                                         3,791
------------------------------------------------- ----------------------------------

                                                                            11,578
------------------------------------------------- ----------------------------------

NET LOSS FOR THE PERIOD                                              $      10,042
================================================= ==================================

BASIC NET LOSS PER SHARE                                             $       (0.00)
====================================================================================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                5,577,987
====================================================================================

 The accompanying notes are an integral part of these consolidated financial statements

                                       F-4

                              MOVITO HOLDINGS LTD.
                          (a development stage company)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

      FOR THE PERIOD FROM OCTOBER 3, 2002 (INCEPTION) TO DECEMBER 31, 2002

                                                                                         Deficit
                                                                                       Accumulated    Accumulated
                                                                         Additional      during          Other
                                                     Common stock         Paid in      Development   Comprehensive
                                                  Shares      Amount      Capital         Stage           Loss          Total
----------------------------------------------------------------------------------------------------------------------------------

Issued for cash at $0.001 per share
   - October 3, 2002                             4,000,000    $ 4,000       $     -        $     -        $      -      $  4,000

Issued for Asset Purchase Agreement -
   - October 22, 2002                            2,000,000      2,000             -              -               -         2,000

Issued for cash at $.10 per share
   - December 31, 2002                             440,776        441        43,637              -               -        44,078

Currency translation adjustment                         -           -             -              -             (31)          (31)

Net   loss   for   the   period    October   3,
2002          (inception) to  December 31, 2002         -           -             -        (10,042)              -       (10,042)
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                          $
Balance, December 31, 2002                       6,440,776    $ 6,441      $ 43,637      $ (10,042)      $     (31)    40,005
==================================================================================================================================

 The accompanying notes are an integral part of these consolidated financial statements

                                       F-5

                              MOVITO HOLDINGS LTD.
                          (a development stage company)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                           October 3, 2002
                                                                            (inception) to
                                                                          December 31, 2002
----------------------------------------------------------------------- -----------------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                                         $   (10,042)
  Net changes in non-cash working capital items:
  Prepaid expenses and other                                                           (1,590)
  Accounts payable                                                                      3,568
----------------------------------------------------------------------- -----------------------

NET CASH FLOWS USED IN OPERATING ACTIVITIES                                            (8,064)
----------------------------------------------------------------------- -----------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds on sale of common stock                                                     48,078
----------------------------------------------------------------------- -----------------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                                               48,078
----------------------------------------------------------------------- -----------------------

EFFECT OF EXCHANGE RATE CHANGES                                                           (31)
----------------------------------------------------------------------- -----------------------

INCREASE IN CASH                                                                       39,983

CASH, BEGINNING OF PERIOD                                                                   -
----------------------------------------------------------------------- -----------------------

CASH, END OF PERIOD                                                                $   39.983
======================================================================= =======================

Other non-cash transactions:
    During the period the  Company  issued  2,000,000  restricted  shares of common  stock  pursuant  to the Asset  Purchase  Agreement described in Note 3.

 The accompanying notes are an integral part of these consolidated financial statements

                                       F-6

MOVITO HOLDINGS LTD.
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company has acquired four Service and Management Contracts with retail locations’ operations and one Processing Contract with a cash transaction processor for four automated teller machines (ATM’s) as well as the exclusive right to use the trade name “Netcash” in exchange for 2,000,000 restricted common shares of capital stock of the Company. The Company is planning to go public by way of a SB-2 Registration Statement to be filed with the Securities and Exchange Commission and intends to list its shares for trading on the OTCBB.

The Company is in the initial development stage and has incurred losses since inception totalling $10,042. The Company’s ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on September 25, 2002 in the State of Nevada and commenced operations on October 3, 2002. The Company’s fiscal year end is December 31 with its initial period being from September 25, 2002 (inception) to December 31, 2002.

Basis of presentation

These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Principles of Consolidation

The financial statements include the accounts of the Company and the 100% interest in its subsidiary 657333 B.C. Ltd., doing business as Netcash, incorporated October 29, 2002. All significant intercompany balances and transactions are eliminated on consolidation.

Use of Estimates and Assumptions

Preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

Fair Value of Financial Instruments

In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate carrying value due to the short-term maturity of the instruments.

MOVITO HOLDINGS LTD.
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Goodwill and Intangible Assets

The Company has adopted the provisions of the Financial Accounting Standards Board (“FASB”) Statement No. 142, “Goodwill and Intangible Assets” (“SFAS 142”). Under SFAS 142, goodwill and intangible assets with indefinite lives will no longer be amortized and will be tested for impairment annually. The determination of any impairment would include a comparison of estimated future operating cash flows anticipated during the remaining life with the net carrying value of the asset as well as a comparison of the fair value to the book value of the Company or the reporting unit to which the goodwill can be attributed. Management has determined that as at December 31, 2002 no impairment of intangible assets has occurred.

Revenue recognition

The Company derives its revenue from processing fees on Automated Teller Machine (ATM) transactions. Revenues earned are for electronic processing, supervision and reporting of transactions, installation, operation, maintenance and management of ATMs. Revenues received are a percentage of total transaction fees charged by the third party cash processor. Accordingly, the Company recognizes its revenues as the related processing services are provided.

Foreign currency transactions

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates that prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders’ equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Net Loss per Common Share

Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, (“APB No. 25”) and complies with the disclosure provisions of Statement of Financial Accounting Standard No. 123 “Accounting for Stock-Based Compensation” (“SFAS No. 123”). Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company’s stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services” (“EITF 96-18”). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

MOVITO HOLDINGS LTD.
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at December 31, 2002 the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

Recent accounting pronouncements

The Securities and Exchange Commission Staff Accounting Bulletin No. 101 and subsequent amendments and related releases (“SAB 101”) released during the year ended September 30, 1999 provide guidance for the recognition of revenue in financial statements. The Company has considered the guidance presented therein and believes that the Company’s practices for the recording of revenue are consistent with this guidance.

In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 141 (“SFAS 141”), “Business Combinations”, which eliminates the pooling method of accounting for business combinations initiated after June 30, 2001. In addition, SFAS 141 addresses the accounting for intangible assets and goodwill acquired in a business combination. This portion of SFAS 141 is effective for business combinations completed after June 30, 2001. The adoption of SFAS 141 does not have a material impact on the Company’s financial position or results of operations.

NOTE 3 – INTANGIBLE ASSET PURCHASE AGREEMENT

By agreement dated October 22, 2002 between the Company and Netcash Services Inc. (“NSI”), the Company acquired a 100% interest in four Service and Management Contracts with retail locations’ operations and one Processing Contract with a cash transaction processor for four automated teller machines (ATM’s) as well as the exclusive right to use the trade name “Netcash” in exchange for 2,000,000 restricted common shares of capital stock of the Company valued at $2,000.

In the first quarter of 2003, the Company plans to execute a management contract with a prior employee of NSI and to appoint a principal of NSI as a Director of its subsidiary 657333 B.C. Ltd.

NOTE 4 - CAPITAL STOCK

The Company’s capitalization is 70,000,000 common shares with a par value of $0.001 per share and 5,000,000 preferred shares at no par value.

During the period the Company received proceeds of $44,078 on issuance of 440,776 restricted shares at a price of $.10 per share and $4,000 on issuance of 4,000,000 restricted shares at a price of $.001 per share.

MOVITO HOLDINGS LTD.
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002

NOTE 4 - CAPITAL STOCK (cont’d)

To December 31, 2002 the Company has not adopted a stock option plan or granted any stock options and accordingly has not recorded any stock-based compensation.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the period ended December 31, 2002 the Company incurred $6,000 in consulting fees to an Officer of the Company.

On January 15, 2003, the previous owner of NSI, was appointed a director of the COmpany's subsidiary.

NOTE 6 – INCOME TAXES

The Company has net operating loss carry-forwards of approximately $10,000 which may be available to offset future taxable income which will expire in 2017. Due to the uncertainty of realization of these loss carry-forwards, a full valuation allowance has been provided for this deferred tax asset.

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Delaware Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the director derived an improper personal profit; and
(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our Board of Directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1,500
Transfer Agent Fees	$ 1,500
Accounting fees and expenses	$ 3,500
Legal fees and expenses	$ 10,000
Edgar filing fees	$ 1,000
Total	$ 16,010

All amounts are estimates other than the Commission’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We issued 4,000,000 shares of common stock at a price of $0.001 per share, for total proceeds of $4,000.00, to eight purchasers on October 3, 2002. Of these shares, 2,000,000 were sold to our president, chief executive officer and director, Mr. Jamie Cirotto, and 500,000 were sold to our secretary, treasurer and chief financial officer, Mr. Mario Aiello. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and are restricted shares as defined in the Securities Act.

We issued 2,000,000 shares of common stock at a deemed price of $0.001 per share to Nasir Verjee, the vendor of the principal assets of Net Cash Services Inc. on October 22, 2002. These shares were issued pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act.

We completed an offering of 440,776 shares of our common stock at a price of $0.10 per share to 33 individuals for total proceeds of $44,077.60 on December 31, 2002. The offering was pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Exhibits

Exhibit Number	Description
1.1	Articles of Incorporation
2.1	By-Laws
4.1	Share Certificate
5.1	Opinion of Anslow & Jaclin, LLP, with consent to use
10.1	Asset Purchase Agreement dated October 22, 2002 between Netcash Services Inc., Nasir Verjee, and Movito Holdings Ltd.
23.1	Consent of Labonte & Co., Chartered Accountants

Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on February 3, 2003.

Movito Holdings Ltd. By: /s/ Jamie Cirotto Jamie Cirotto, President

Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jamie Cirotto, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

	SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

By:	/s/ Jamie Cirotto Jamie Cirotto	President, Chief Executive Officer and Director	Dated: February 3, 2003

By:	/s/ Carmelo Mamertino Carmelo Mamertino	Director	Dated: February 3, 2003

By:	/s/ Mario Aiello Mario Aiello	Secretary, Treasurer, and Chief Financial Officer	Dated: Febrary 3, 2003